P R O X Y    S T A T E M E N T





                                     2 0 0 2




                     Z A C H A R Y   B A N C S H A R E S, I N C.


































                                ZACHARY BANCSHARES, INC.
                                  Post Office Box 497
                                   4743 Main Street
                                  Zachary, LA 70791
                                     225-654-2701




                                   March 21, 2002





Dear Shareholders:

Your Board of Directors is pleased to invite you to attend the Annual Meeting of Shareholders of Zachary Bancshares, Inc. on April 18, 2002 at 2:30 P.M. The meeting will be held in the Bank of Zachary Community Room on the second floor, at 4743 Main Street, Zachary, LA.

The Notice of Meeting, Proxy Statement and The Annual Report of the Company
for 2001 are enclosed.   The business of the meeting will be:  The election of
Company Directors and any other business that may properly come before the meeting.

During the course of the meeting, Management will report on current activities of The Company and comment on future plans. Thank you for your interest and consideration.

                                                 Sincerely,



                                                 Harry S. Morris, Jr.
                                                 President














                                     IMPORTANT
PLEASE SIGN AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE TO AUTHORIZE THE VOTING OF YOUR SHARES.



                               ZACHARY BANCSHARES, INC.
                                 Post Office Box 497
                                  4743 Main Street
                                 Zachary, LA 70791
                                   225-654-2701

                     NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of ZACHARY BANCSHARES, INC., (herein referred to as "The Company") Zachary, Louisiana, will be held at 4743 Main Street, Zachary, LA on Thursday, April 18, 2002 at 2:30 P.M., for the following purposes:

To elect Directors.

To transact any other business that may properly come before the meeting.

Shareholders of record as of the close of business on March 21, 2002 will be entitled to receive notice of and to vote at this meeting. Each shareholder will be entitled to one (1) vote for each share of stock outstanding as of the record date (March 21, 2002).

If you do not plan to be present at the meeting and wish to have your share or shares voted by an authorized agent, please date and sign the enclosed Proxy and return it in the self addressed envelope which we have enclosed for your convenience. The Proxy is revocable and may be revoked by you prior to its exercise in writing. If you elect to revoke your executed proxy, the revocation may be delivered to Winston E. Canning, Secretary, 4743 Main Street, (P. O. Box 497), Zachary, LA 70791-0497. Your cooperation and confidence in The Company's management is sincerely appreciated.

                                       BY ORDER OF THE BOARD OF DIRECTORS




                                       Harry S. Morris, Jr.
                                       President





Zachary, Louisiana
March 21, 2002

                              ZACHARY BANCSHARES, INC.
                                  PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Zachary Bancshares, Inc. herein called "The Company", for the Annual Meeting of the Shareholders which is to be held at 4743 Main Street, Zachary, Louisiana, at 2:30 P.M. on Thursday, April 18, 2002.

The only shares that may be voted are the outstanding shares of common stock at the close of business on March 21, 2002, the record date of the meeting. Each share is entitled to one vote. Shares held in The Company's Treasury on that date cannot be voted.

The Proxy which is being solicited by this statement on behalf of the Board of Directors may be revoked in writing prior to its exercise.

The Board of Directors anticipates that these Proxy materials will be mailed to shareholders on or about March 21, 2002.

Any shareholder proposals intended to be presented at the next annual meeting (April 17, 2003) for inclusion in The Company's Proxy Statement and form of Proxy relating to that meeting must be submitted not later than December 4, 2002. All proposals shall be in writing and addressed to the Board of Directors, Zachary Bancshares, Inc., P. O. Box 497, Zachary, Louisiana 70791-0497.

All costs of soliciting proxies, including the costs of preparing and mailing this Proxy Statement, will be borne by The Company. It is anticipated that solicitations will be made only by mail; however, certain officers and employees of The Company, who will receive no additional compensation for their services, may solicit proxies by telephone, telegraph and personally.

No Directors, nominees for election to the Board of Directors or Officers of The Company has any substantial interest in any matter to be acted upon at this meeting other than the election to office.

ZACHARY BANCSHARES, INC. SHALL PROVIDE TO EACH SHAREHOLDER SOLICITED HEREBY, ON THE WRITTEN REQUEST OF ANY SUCH SHAREHOLDER, A COPY OF THE COMPANY'S ANNUAL REPORT OR FORM 10-KSB, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO REQUIRED TO BE FILED WITH THE SECURITIES EXCHANGE COMMISSION PURSUANT TO ITS REGULATIONS FOR THE COMPANY'S MOST RECENT FISCAL YEAR. ZACHARY BANCSHARES, INC. SHALL PROVIDE TO ANY INTERESTED PARTY A COPY OF THE SUBSIDIARY'S CURRENT ANNUAL DISCLOSURE STATEMENT AS REQUIRED BY FEDERAL DEPOSIT INSURANCE CORPORATION REGULATION. THE ADDRESS TO WHICH WRITTEN REQUESTS MAY BE DIRECTED IS AS FOLLOWS:

                             Zachary Bancshares, Inc.
                               Post Office Box 497
                              Zachary, LA 70791-0497

MATTERS TO BE CONSIDERED
At the Annual Meeting of The Company's shareholders, the matters to be considered will include: The election of Company Directors and any other business that may properly come before the meeting.

The Management of The Company knows of no other matters (other than the election of Directors) which may come before this meeting. However, if any such matters should properly come before this meeting, it is the intention of the person named in the enclosed Proxy to vote the Proxy in accordance with his best judgment.

The shares represented by the Proxy hereby solicited will be voted in accordance with the specifications made on the face of the Proxy. No Proxy shall confer authority to vote for the election of any person to any office for which a bona fide nominee is not named in this Proxy Statement, or to vote at any annual meeting other than the next annual meeting (or any adjournment thereof) to be held after the date on which this Proxy Statement and enclosed Proxy are first sent or given to shareholders. The matters brought to the shareholders require a simple majority vote for approval.

VOTING SECURITIES AND PRINCIPAL HOLDERS OF VOTING SECURITIES
As of December 31, 1987, 216,000 shares of Zachary Bancshares, Inc. Common Stock were authorized and issued. These shares represent the only class of stock. Each share of stock is entitled to one (1) vote. The date of record for determining voting rights at the Shareholders' Meeting is March 21, 2002. The Company does not, as of March 21, 2002, have any principal shareholder(s) (an individual or entity who owns more than 5% of the outstanding shares). Shares held in The Company's Treasury on March 21, 2002 cannot be voted.

EXECUTIVE OFFICERS
Director Morris and Director Canning serve The Company and Bank as Executive Officers. Harry S. Morris, Jr. serves The Company as a Director and President and The Bank as a Director and President. Winston E. Canning serves The Company as a Director and Secretary and The Bank as a Director and Executive Vice President. J. Larry Bellard serves The Company as Treasurer and Bank as Vice President and Cashier.

ELECTION OF DIRECTORS
The Articles of Incorporation of The Company provide that the number of directors will be set by the By-Laws which currently provide for a board of not less than five (5) nor more than thirty (30) persons. Class III Directors will be elected at this meeting to serve until 2005, or until their successors are duly elected and have qualified.

It is the intention of the persons named in the accompanying Proxy to vote in favor of the election of director nominees named below. If any nominee becomes unavailable for any reason, the shares represented by the proxies will be voted for such person, if any, as may be designated by the Board of Directors. Management has no reason to believe that any nominee will be unavailable.

The information set forth below and on the following page as to age, principal occupation or employment and amount and nature of beneficial ownership of common stock of The Company is furnished for each nominee for election and each director whose term as a director will continue after the meeting.
Unless otherwise indicated, (1) all such nominees and directors have been with the same organization in essentially the same position as listed below for the past five years, and (2) such nominees and directors own, with sole voting and investment power, the shares listed. The year listed under the heading "First Elected Director" indicates the year in which the nominee or director was elected as a Bank of Zachary Director (which may be prior to the formation of The Company).
                                                            Shares     Percent
                            Principal Occupation  First    Beneficially   of
    Name              Age     or Employment       Elected  Owned as of  Common
                                                 Director Dec. 31, 2001  Stock

CLASS III (DIRECTOR NOMINEES: TERMS EXPIRE 2005)
Harry S. Morris, Jr.  56  President of
(b)                       Bank of Zachary          1974     1,050         .54

Rodney  S. Johnson    43  Insurance Agent          1991       910         .47
(ac)

CLASS I (Directors whose terms expire 2003)
Hardee M.Brian        75  Agribusiness             1982       840         .43
(ab)

Winston E. Canning    57  Exec. Vice President
(1) (b)                   Bank of Zachary          1984     1,224         .63

Howard L. Martin M.D  75  Surgeon                  1974     1,467         .76
(a)

   CLASS II (Directors whose terms expire 2004)
Russell Bankston      73      Retired Judge        1971     3,030        1.56
(1) (abc)

A. C. Mills,III,Ph.D  58  Portable Embryonics,Inc. 1986     1,959        1.01
(b)

All directors and executive officers                       10,780        5.56
as a group, 8 persons

a- Member of Bank Audit Committee
b-Member of Bank Finance Committee
c-Member of Bank Investment Advisory Committee

(1) Shares beneficially owned by Mr. Bankston include 882 owned by his wife. Mr. Canning's beneficially owned shares include 270 shares which are in his children's names..

During 2001, The Company's Board of Directors held a total of ten meetings.
The Board of Directors of The Company has no committees. The Bank's Board of Directors met twelve times during 2001. All Directors attended eighty percent or more of the aggregate number of meetings of the Board of Directors of The Company, The Bank, and Committee(s) of the Board of Directors on which they served. Bank Directors were paid $400 per month board fee. Directors are allowed two paid absences annually. All Directors received a $1,200 retainer in 2001. The Board of Directors of The Bank has a Finance Committee, Audit Committee and an Investment Committee. The Finance Committee met thirty times during 2001 to consider loan applications presented by The Bank's lending officers. Non-employee Finance Committee members receive $2,400 annually. The Audit Committee met four times during 2001. Maximum compensation per Audit Committee member was $400 in 2001. The Investment Committee's responsibility is to provide guidance in securities transactions. No compensation is provided for members of this Committee. The various Committee memberships are indicated in the preceding table.

STOCK OPTION - INCENTIVE PLANS
The company has no outstanding options, warrants or rights granted to any individual or entity.

TRANSACTIONS WITH MANAGEMENT
The Bank has had, and expects to have in the future, banking transactions in the ordinary course of business with directors and officers on the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others and, in the opinion of The Bank, not involving more than the normal risk of collectability or presenting other unfavorable features.

EXECUTIVE COMPENSATION
The following table discloses the compensation paid during the last three fiscal years to the Company's Executive Officers.

Summary Compensation Table
Annual Compensation
    Name & Principal       Year  Salary1    Bonus1    Other2    All3
         Position                                     Annual    Other
                                                      Comp.     Comp.
Harry S. Morris, Jr.       2001  $105,026   $16,565  $11,181   $6,162
President                  2000   104,130    14,617   12,087    8,060
                           1999    98,818    13,786   11,060    5,660

Winston E. Canning         2001  $ 94,191   $15,047  $10,189   $6,162
Exec. Vice President       2000    93,999    13,277   10,985    6,186
                           1999    89,798    12,522   10,167    5,286

1Salary & Bonus -
Mr. Morris' 2001 salary included $9,338 deferred compensation under Internal Revenue Code, Section 401(K), $6,084 automobile benefit and $1,498 disability insurance premium.

Mr. Canning's 2001 salary included $8,482 deferred compensation under Internal Revenue Code, Section 401(K), $2,371 automobile benefit, $916 Country Club benefit, and $1,711 disability insurance premium.

2Other Annual Compensation - Includes the following Bank Contributions to:
                                   2001      2000       1999
Mr. Morris'
401(K) Savings Plan              $3,990     $3,988     $3,712
Employee Money Purchase Plan     $3,990     $3,988     $3,712
Employee Profit Sharing Plan     $3,201     $4,111     $3,636

                                   2001      2000       1999
Mr. Canning's
401(K) Savings Plan              $3,648     $3,639     $3,425
Employee Money Purchase Plan     $3,648     $3,639     $3,425
Employee Profit Sharing Plan     $2,893     $3,707     $3,317

3All Other Compensation - Includes the following:
                                   2001      2000       1999
Mr. Morris'
Director Compensation            $6,000     $6,000     $5,100
Term Life Insurance                 162        186        186
Accrued Leave Plan                  -        1,874        374

Mr. Canning's
Director Compensation            $6,000     $6,000     $5,100
Term Life Insurance                 162        186        186


FINANCIAL STATEMENTS
The consolidated financial statements, management's discussion and analysis of financial condition and results of operations included in The Company's Annual Report to shareholders for the year ended December 31, 2001 are incorporated herein by reference. A copy of such Annual Report is being mailed with this Proxy Statement to each shareholder of record for the Annual Meeting.

REPORT OF THE AUDIT COMMITTEE
In fulfillment of the SEC's requirements for disclosure in proxy materials relating to the functioning of audit committees, The Company's Audit Committee has prepared the following report for inclusion in this Proxy statement.

The Audit Committee's general role is to assist the Board of Directors in fulfilling its responsibility of reviewing the Company's financial reporting process. A charter that specifies, among other things, the scope of its responsibilities and how those responsibilities are performed, governs the Audit Committee. A copy of the charter is included in this Proxy statement as Appendix A. The Audit Committee members are "independent" as defined by its charter.

In the performance of its obligations, the Audit Committee has reviewed and discussed the audited financial statements with management and its independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees." In addition, the Audit Committee received from the auditors, disclosures regarding the auditors' independence required by Independence Standard No. 1, "Independence Discussions with Audit Committees," and discussed with the auditors the auditors' independence.

Based on the above-mentioned review and discussions, the Audit Committee recommended to The Company's Board of Directors that the audited financials be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001, for filing with the SEC.

This report is included herein at the direction of the members of the Audit Committee, Directors Bankston (Chairman), Johnson (Vice Chairman), Brian, and Martin.

ACCOUNTING SERVICES
The independent public accounting firm retained by the Board of Directors is Hannis T. Bourgeois, LLP, (HTB) Certified Public Accountants. HTB has served as The Company and The Bank's principal accounting firm since 1976. It is expected that a representative of HTB will be present at the Shareholders' Meeting.

HTB performed audit services in 2001 including financial statement examinations, consultations relevant to regulatory filings, and preparation of various Federal Tax filings. The accounting firm also performed professional services in 2001 as deemed necessary by the Audit Committee or Management. It is expected that HTB will be retained as accountants for The Company for the year 2002 performing primarily the same services rendered in 2001.

The aggregate amount of fees billed by HTB for its audit of our annual financial statements during 2001 and for its reviews of our unaudited interim financial statements included in reports filed under the Exchange Act during the year was $43,600. Fees billed by HTB for all other services rendered during 2001 totaled $17,475. These services included tax return preparation, the annual audit of The Bank's Profit Sharing Plan, and other consultations and agreed upon procedures as deemed necessary by the Audit Committee or Management.

               ___________________________________________________________


                                   P L E A S E   S I G N


                                    A N D   R E T U R N


                                    Y O U R   P R O X Y


                                   I M M E D I A T E L Y


                    IN THE ENCLOSED PRE-ADDRESSED POSTAGE PAID ENVELOPE



               ___________________________________________________________



























                                    APPENDIX A:

                        ZACHARY BANCSHARES, INC. AND SUBSIDIARY
                              AUDIT COMMITTEE CHARTER

The Board of Directors of Zachary Bancshares, Inc. and Subsidiary (The "Company") has constituted and established an Audit Committee (the "Audit Committee") with authority, responsibility and specific duties as described in this Audit Committee Charter.

COMPOSITION AND MEETINGS:
The Audit Committee shall consist of three or more directors, each of whom is independent of management and free from any relationship that, in the opinion of the Board of Directors, as evidenced by its annual selection of such Audit Committee members, would interfere with the exercise of independent judgment as an Audit Committee member. However, one director who is not independent can be appointed if the Board of Directors determines that the appointment is in the best interest of the Company and its shareholders. Each Audit Committee member must also be able to read and understand fundamental financial statements or become able to do so within a reasonable time after being appointed to the Audit Committee. At least one Audit Committee member shall have experience in finance or accounting, or any other comparable experience or background.

The Audit Committee shall meet at least four times annually, and at least once with management, the internal auditor and the independent auditors to discuss any matters that the committee or any of these groups believe should be discussed. The Audit Committee, or the Chairman of the Committee, shall communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors' review procedures.

PRIMARY FUNCTIONS:
Monitor the integrity of The Company's financial reporting process and systems of internal controls regarding finance, accounting and compliance.

Monitor the independence and performance of The Company's independent auditors and internal auditing department.

Provide a channel of communication among the independent auditors, management, the internal auditor and the Board of Directors.

REVIEW PROCEDURES:
Review the Audit Committee Charter at least annually, submit the Charter to the Board of Directors for approval and have the Charter attached to The Company's annual proxy statement at least once every three years in accordance with SEC regulations.

Review The Company's annual audited financial statements. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments.

In consultation with management, the independent auditors and the internal auditor, consider the integrity of The Company's financial reporting processes and controls.
                                       1

Discuss significant financial risk exposures and steps that management has taken to monitor, control and report such exposures.

Discuss any significant changes to The Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (Communication with Audit Committees) and SAS 90 (Audit Committee Communications). The Chairman of the Audit Committee may act on behalf of the Audit Committee for purposes of this review.

RELATIONSHIP TO INDEPENDENT AUDITORS:
Review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors.

Review and discuss with the independent auditors, on an annual basis, all significant relationships that the independent auditors have with The Company that could impair the auditors' independence. The Audit Committee shall do so in accordance with Independence Standards Board Standard No. 1 and any successor statements or amendments.

To assure its sufficiency, review the independent auditors audit plan and discuss its scope, staffing, and internal audit and general audit approach.

Review with the treasurer of The Company and the independent auditor the Company's quarterly financial statements.

Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting, including underlying estimates used in the preparation of The Company's financial statements.

Discuss with the independent auditors the clarity of the financial disclosure practices used by The Company.

Inquire as to the independent auditors' views about whether management's choices of accounting principles appear reasonable from the perspective of income, asset and liability recognition, and whether those principles are common practices.

INTERNAL AUDIT AND COMPLIANCE:
Review the internal audit plan and qualifications of the internal auditor.

Review the significant reports prepared by the internal auditor together with management's response and follow-up to these reports.

Review reports of the Compliance Officer or Compliance consultants engaged to supplement internal bank efforts. This review would cover the scope and adequacy of the compliance program, the degree of compliance and cooperation, and the implementation of corrective actions.

ANNUAL AUDIT COMMITTEE REPORT TO SHAREHOLDERS:
The Audit Committee shall prepare an Annual Audit Committee Report for the inclusion in The Company's proxy statement and will include the following:



                                       2

The Audit Committee has reviewed and discussed the audited financial statements with management;

The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as may be modified or supplemented;

The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independent Discussions with Audit Committees), as may be modified or supplemented and has discussed with the independent auditors the independent auditors' independence;

Based on the review and discussions of the preceding items, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in The Company's Annual Report on Form 10-KSB; and

The name of each member of the Audit Committee shall be set out at the end of the Annual Audit Committee Report.

OTHER RESPONSIBILITIES:
Perform any other activities consistent with this Charter, The Company's Articles of Incorporation and Bylaws, and as the Board of Directors deems necessary.

Maintain minutes of its meetings and periodically report to the Board of Directors of The Company on significant results of the Audit Committee's activities.


                   Adopted by the Audit Committee as of December 21, 2000

                   Approved by the Board of Directors as of December 21, 2000






















3

                                     PROXY

(THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ZACHARY BANCSHARES, INC.)

KNOW ALL PERSONS BY THESE PRESENT, that the undersigned hereby names, constitutes and appoints Russell Bankston, or Rodney S. Johnson, with full power of substitution, as attorney and proxy to appear and vote all of the shares of stock outstanding in my name at the Annual Meeting of the Shareholders of Zachary Bancshares, Inc. to be held at 4743 Main Street, Zachary, Louisiana on Thursday, April 18, 2002, at 2:30 P.M., and at any and all adjournments thereof; and the undersigned hereby revokes any and all previously executed proxies.

The undersigned hereby instructs the said attorney and proxy to vote said shares as follows:

To vote FOR the nominations and election to the Board of Directors nominees named in the Proxy Statement dated March 21, 2002, accompanying the Notice of said meeting and this Proxy namely:

Class III Directors  (Term expires 2005)
                          Authority   Authority   Abstain
                          Granted     Withheld
Harry S. Morris, Jr.       ___           ___        ___
Rodney S. Johnson          ___           ___        ___

ANY SHAREHOLDER MAY WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE BY LINING THROUGH OR OTHERWISE STRIKING OUT THE NAME OF ANY NOMINEE.

ANY PROXY WHICH IS EXECUTED BY THE SHAREHOLDER IN SUCH A MANNER AS NOT TO WITHHOLD AUTHORITY, TO VOTE FOR, OR ABSTENTION SHALL BE DEEMED TO GRANT SUCH AUTHORITY.

To transact any other business that may properly come before the meeting.

The Board of Directors of Zachary Bancshares, Inc. does not know, as of the time this Proxy is solicited, of any other matters which may be presented at the meeting; however, if any such other matters should come before the meeting, IT IS THE INTENTION OF THE PERSON NAMED IN THIS PROXY TO VOTE THE PROXY IN ACCORDANCE WITH HIS BEST JUDGMENT, UNLESS SUCH AUTHORITY IS WITHHELD.

The undersigned hereby acknowledges receipt of the Proxy Statement submitted with this Proxy by the Board of Directors of Zachary Bancshares, Inc., dated March 21, 2002, and acknowledges that, unless authority is withheld or unless the contrary is so specified above, the said attorney and proxy shall vote the shares represented by this Proxy FOR, the nomination and election to the Board of Directors as named above; and in his discretion in accordance with his best judgment with respect to any other matters presented at this meeting.

Dated and signed, on this      ____________, 2002


PLEASE SIGN AND RETURN YOUR PROXY IMMEDIATELY IN THE ENCLOSED PRE-ADDRESSED STAMPED ENVELOPE